Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS SECOND QUARTER 2022 RESULTS

NEW YORK, AUGUST 1, 2022 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and six months ended June 30, 2022. For the three months ended June 30, 2022 and 2021, net income was $0.29 per diluted share and $0.30 per diluted share, respectively.

Key highlights for the three months ended June 30, 2022 include:
•Executed 2.0 million square feet of new and renewal leases, with rent spreads on comparable space of 14.6%, including 0.9 million square feet of new leases, with rent spreads on comparable space of 34.3%
•Sequentially increased total leased occupancy to 92.5%, anchor leased occupancy to 94.8%, and small shop leased occupancy of 87.7%
◦Small shop leased occupancy of 87.7% reflects a 70 basis point sequential improvement and represents a new record for the portfolio
◦Leased to billed occupancy spread totaled 350 basis points
◦Total signed but not yet commenced lease population represented 2.8 million square feet and $53.8 million of annualized base rent
•Reported an increase in same property NOI of 6.7%
◦The contribution from base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements accelerated 90 basis points this quarter to 370 basis points
•Reported Nareit FFO of $148.9 million, or $0.49 per diluted share
•Stabilized $39.0 million of reinvestment projects at an average incremental NOI yield of 11%, with the in process reinvestment pipeline totaling $398.2 million at an expected average incremental NOI yield of 9%
•Completed $251.1 million of acquisitions and $84.5 million of dispositions
•Amended and restated the Company's unsecured credit facilities, increasing the total amount available by $200 million to $1.75 billion, while extending the maturities and lowering pricing
•Received a credit rating upgrade from Fitch Ratings to 'BBB' from 'BBB-', with a stable outlook
•Published the Company's annual Corporate Responsibility Report (view the 2021 report at https://www.brixmor.com/why-brixmor/corporate-responsibility)

Subsequent events:
•Completed $26.1 million of dispositions
•Updated previously provided NAREIT FFO per diluted share expectations for 2022 to $1.93 - $1.97 from $1.88 - $1.95 and same property NOI growth expectations for 2022 to 5.5% - 6.0% from 3.0% - 4.5%

“We are tremendously pleased to deliver another strong quarter of outperformance, driven by the execution of our value added business plan," commented James Taylor, CEO and President. "That performance is reflected in growth in traffic to our centers, strong leasing volumes, compelling lease spreads and net effective rents, record small shop occupancy, record average in place ABR PSF, and strong NOI and bottom line FFO growth. Importantly, these same results, coupled with our forward leasing and reinvestment pipelines, provide great visibility on our continued growth."
i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended June 30, 2022 and 2021, net income was $87.8 million, or $0.29 per diluted share, and $90.4 million, or $0.30 per diluted share, respectively.
•For the six months ended June 30, 2022 and 2021, net income was $167.3 million, or $0.56 per diluted share, and $142.8 million, or $0.48 per diluted share, respectively.

Nareit FFO
•For the three months ended June 30, 2022 and 2021, Nareit FFO was $148.9 million, or $0.49 per diluted share, and $138.6 million, or $0.46 per diluted share, respectively. Results for the three months ended June 30, 2022 and 2021 include items that impact FFO comparability, including transaction expenses, litigation and other non-routine legal expenses, and loss on extinguishment of debt, net, of $(1.4) million, or $(0.00) per diluted share, and $(0.5) million, or $(0.00) per diluted share, respectively.
•For the six months ended June 30, 2022 and 2021, Nareit FFO was $294.3 million, or $0.98 per diluted share, and $269.2 million, or $0.90 per diluted share, respectively. Results for the six months ended June 30, 2022 and 2021 include items that impact FFO comparability, including transaction expenses, litigation and other non-routine legal expenses, and loss on extinguishment of debt, net, of $(1.4) million, or $(0.00) per diluted share, and $(3.6) million, or $(0.01) per diluted share, respectively.

Same Property NOI Performance
•For the three months ended June 30, 2022, the Company reported an increase in same property NOI of 6.7% versus the comparable 2021 period.
•For the six months ended June 30, 2022, the Company reported an increase in same property NOI of 7.6% versus the comparable 2021 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.24 per common share (equivalent to $0.96 per annum) for the third quarter of 2022.
•The dividend is payable on October 17, 2022 to stockholders of record on October 4, 2022, representing an ex-dividend date of October 3, 2022.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended June 30, 2022, the Company stabilized five value enhancing reinvestment projects with a total aggregate net cost of approximately $39.0 million at an average incremental NOI yield of 11% and added six new reinvestment projects to its in process pipeline. Projects added include four anchor space repositioning projects and two outparcel development projects, with a total aggregate net estimated cost of approximately $19.2 million at an expected average incremental NOI yield of 10%.
•At June 30, 2022, the value enhancing reinvestment in process pipeline was comprised of 55 projects with an aggregate net estimated cost of approximately $398.2 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 18 anchor space repositioning projects with an aggregate net estimated cost of approximately $78.5 million at an expected incremental NOI yield of 7% - 14%; 14 outparcel development projects with an aggregate net estimated cost of approximately $26.2 million at an expected average incremental NOI yield of 10%; and 23 redevelopment projects with an aggregate net estimated cost of approximately $293.5 million at an expected average incremental NOI yield of 9%.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•An in-depth review of a recent redevelopment project, which highlights the Company's reinvestment capabilities, Village at Mira Mesa (San Diego-Chula Vista-Carlsbad, CA MSA), can be found at this link: https://www.brixmor.com/blog/village-at-mira-mesa-jim-taylor.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•During the three months ended June 30, 2022, the Company acquired four shopping centers and one outparcel at an existing property for a combined purchase price of $251.1 million, including:
◦Elmhurst Crossing (previously announced), located in Elmhurst, Illinois (Chicago-Naperville-Elgin, IL-IN-WI MSA).
◦North Riverside Plaza (previously announced), located in North Riverside, Illinois (Chicago-Naperville-Elgin, IL-IN-WI MSA).
◦West U Marketplace (previously announced), located in Houston, Texas (Houston-The Woodlands-Sugar Land, TX MSA).
◦Lake Pointe Village, a 162,263 square foot grocery-anchored community shopping center located in Sugar Land, Texas (Houston-The Woodlands-Sugar Land, TX MSA), for $81.0 million in June 2022. Lake Pointe Village is anchored by a highly-productive Whole Foods Market and has compelling near-term leasing and densification opportunities. The property is located in a high-income submarket within ten miles of seven other Brixmor assets and will benefit from leasing and operational synergies resulting from the Company’s clustered presence in the trade area.
•During the six months ended June 30, 2022, the Company acquired seven shopping centers, one land parcel at an existing property, and one outparcel at an existing property, for a combined purchase price of $410.6 million.

Dispositions
•During the three months ended June 30, 2022, the Company generated approximately $84.5 million of gross proceeds on the disposition of five shopping centers, as well as three partial properties, comprised of 1.1 million square feet of gross leasable area.
•During the six months ended June 30, 2022, the Company generated approximately $145.5 million of gross proceeds on the disposition of ten shopping centers, as well as four partial properties, comprised of 1.7 million square feet of gross leasable area.
•Subsequent to June 30, 2022, the Company disposed of one shopping center, as well as one partial property, for $26.1 million of gross proceeds.

CAPITAL STRUCTURE
•During the three months ended June 30, 2022, the Company raised approximately $3.7 million in gross proceeds, excluding commissions, from the sale of approximately 0.1 million shares of common stock at an average price per share of $26.29 through its at-the-market (“ATM”) equity offering program.
•During the six months ended June 30, 2022, the Company raised approximately $48.1 million in gross proceeds, excluding commissions, from the sale of approximately 1.9 million shares of common stock at an average price per share of $25.55 through its ATM equity offering program.
•As previously announced, on April 28, 2022, the Company’s operating partnership, Brixmor Operating Partnership LP, amended and restated its $1.25 billion revolving credit facility and $300 million term loan facility, while adding a new $200 million delayed draw term loan facility. The restated unsecured credit facilities extend the maturity of the revolving credit facility to June 2026, extend the maturity of the term loan facility to July 2027, and improve the pricing of the unsecured credit facilities.
•The Company has $1.2 billion in liquidity and no debt maturities until June 2024.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE
•The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2022 to $1.93 - $1.97 from $1.88 - $1.95 and its same property NOI growth expectations for 2022 to 5.5% - 6.0% from 3.0% - 4.5%.
•Expectations for 2022 same property NOI growth include a:
◦Contribution from base rent of approximately 450 bps
◦Contribution from revenues deemed uncollectible of approximately 0 bps to 50 bps
◦Contribution from all other line items of approximately 100 bps
•Expectations for 2022 Nareit FFO:
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any additional items that impact FFO comparability, including litigation and other non-routine legal expenses, loss on extinguishment of debt, and transaction expenses, or any one-time items
•The following table provides a reconciliation of the range of the Company's 2022 estimated net income attributable to common stockholders to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2022E	2022E Per Diluted Share
Net income	$285 - $298	$0.95 - $0.99
Depreciation and amortization related to real estate	335	1.11
Gain on sale of real estate assets	(45)	(0.15)
Impairment of real estate assets	5	0.02
Nareit FFO	$580 - $593	$1.93 - $1.97
CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://www.twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at https://www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, August 2, 2022 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on August 16, 2022 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13730173) or via the web through August 2, 2023 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (v) straight-line ground rent expense, net, and (vi) income or expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), lease termination fees, straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, and straight-line ground rent expense, net and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

v

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 379 retail centers comprise approximately 67 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
###

CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	6/30/22	12/31/21
Assets
Real estate
Land	$1,834,558	$1,773,448
Buildings and tenant improvements	8,328,668	8,009,320
Construction in progress	106,802	101,422
Lease intangibles	557,519	544,224
	10,827,547	10,428,414
Accumulated depreciation and amortization	(2,885,202)	(2,813,329)
Real estate, net	7,942,345	7,615,085
Cash and cash equivalents	16,828	296,632
Restricted cash	11,928	1,111
Marketable securities	19,661	20,224
Receivables, net	245,459	234,873
Deferred charges and prepaid expenses, net	151,897	143,503
Real estate assets held for sale	23,201	16,131
Other assets	58,406	49,834
Total assets	$8,469,725	$8,377,393

Liabilities
Debt obligations, net	$5,148,480	$5,164,518
Accounts payable, accrued expenses and other liabilities	518,252	494,529
Total liabilities	5,666,732	5,659,047

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
308,796,008 and 306,337,045 shares issued and 299,669,016 and 297,210,053
shares outstanding	2,997	2,972
Additional paid-in capital	3,279,775	3,231,732
Accumulated other comprehensive income (loss)	2,298	(12,674)
Distributions in excess of net income	(482,077)	(503,684)
Total equity	2,802,993	2,718,346
Total liabilities and equity	$8,469,725	$8,377,393

vii

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/22	6/30/21	6/30/22	6/30/21
Revenues
Rental income	$305,898	$286,933	$604,260	$563,394
Other revenues	233	91	500	3,376
Total revenues	306,131	287,024	604,760	566,770

Operating expenses
Operating costs	34,497	28,755	69,293	60,140
Real estate taxes	42,304	42,257	83,944	85,145
Depreciation and amortization	85,137	81,212	169,359	164,632
Impairment of real estate assets	7	431	4,597	1,898
General and administrative	29,702	26,461	57,702	51,106
Total operating expenses	191,647	179,116	384,895	362,921

Other income (expense)
Dividends and interest	35	104	110	191
Interest expense	(47,886)	(49,689)	(95,208)	(98,683)
Gain on sale of real estate assets	22,988	32,603	44,899	38,367
Loss on extinguishment of debt, net	(221)	(32)	(221)	(1,229)
Other	(1,609)	(466)	(2,148)	304
Total other expense	(26,693)	(17,480)	(52,568)	(61,050)

Net income	$87,791	$90,428	$167,297	$142,799

Net income per common share:
Basic	$0.29	$0.30	$0.56	$0.48
Diluted	$0.29	$0.30	$0.56	$0.48
Weighted average shares:
Basic	299,992	297,216	299,246	297,196
Diluted	301,094	298,277	300,360	298,222

viii

FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/22	6/30/21	6/30/22	6/30/21

Net income	$87,791	$90,428	$167,297	$142,799
Depreciation and amortization related to real estate	84,089	80,368	167,279	162,823
Gain on sale of real estate assets	(22,988)	(32,603)	(44,899)	(38,367)
Impairment of real estate assets	7	431	4,597	1,898
Nareit FFO	$148,899	$138,624	$294,274	$269,153

Nareit FFO per diluted share	$0.49	$0.46	$0.98	$0.90
Weighted average diluted shares outstanding	301,094	298,277	300,360	298,222

Items that impact FFO comparability
Transaction expenses	$(848)	$(17)	$(881)	$(49)
Litigation and other non-routine legal expenses	(335)	(498)	(335)	(2,329)
Loss on extinguishment of debt, net	(221)	(32)	(221)	(1,229)
Total items that impact FFO comparability	$(1,404)	$(547)	$(1,437)	$(3,607)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Additional Disclosures
Straight-line rental income, net (1)	$6,751	$3,404	$11,490	$5,676
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,160	3,368	4,204	4,352
Straight-line ground rent expense, net (2)	(173)	(42)	(165)	(88)

Dividends declared per share	$0.240	$0.215	$0.480	$0.430
Dividends declared	$71,921	$63,850	$143,798	$127,694
Dividend payout ratio (as % of Nareit FFO)	48.3%	46.1%	48.9%	47.4%

(1) Includes straight-line rental income reversals and re-establishments associated with the conversion of tenants between the cash and accrual bases of accounting of ($0.1 million) and ($0.7 million) during the three months ended June 30, 2022 and 2021, respectively. Includes straight-line rental income reversals and re-establishments associated with the conversion of tenants between the cash and accrual bases of accounting of ($0.2 million) and ($2.3 million) during the six months ended June 30, 2022 and 2021, respectively.
(2) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

ix

SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Six Months Ended
	6/30/22	6/30/21	Change	6/30/22	6/30/21	Change
Same Property NOI Analysis
Number of properties	356	356	—	354	354	—
Percent billed	88.9%	88.0%	0.9%	88.9%	87.9%	1.0%
Percent leased	92.5%	91.1%	1.4%	92.5%	91.1%	1.4%

Revenues
Base rent	$202,905	$194,565		$401,979	$386,060
Expense reimbursements	60,974	57,250		121,956	116,870
Revenues deemed uncollectible	5,035	2,139		7,189	(2,006)
Ancillary and other rental income / Other revenues	5,833	4,527		11,403	8,976
Percentage rents	2,394	1,443		5,652	3,455
	277,141	259,924	6.6%	548,179	513,355	6.8%
Operating expenses
Operating costs	(31,941)	(26,840)		(64,335)	(55,942)
Real estate taxes	(39,037)	(39,803)		(77,780)	(79,966)
	(70,978)	(66,643)	6.5%	(142,115)	(135,908)	4.6%
Same property NOI	$206,163	$193,281	6.7%	$406,064	$377,447	7.6%

NOI margin	74.4%	74.4%		74.1%	73.5%
Expense recovery ratio	85.9%	85.9%		85.8%	86.0%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements	$7,079	3.7%		$12,324	3.3%
Base rent - COVID-19 rent deferrals (lease modifications) and rent abatements	1,261	0.6%		3,595	1.0%
Revenues deemed uncollectible	2,896	1.5%		9,195	2.4%
Net expense reimbursements	(611)	(0.3)%		(1,121)	(0.3)%
Ancillary and other rental income / Other revenues	1,306	0.7%		2,427	0.6%
Percentage rents	951	0.5%		2,197	0.6%
		6.7%			7.6%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$206,163	$193,281		$406,064	$377,447
Adjustments:
Non-same property NOI	13,499	11,928		27,870	28,641
Lease termination fees	930	4,073		2,060	5,457
Straight-line rental income, net	6,751	3,404		11,490	5,676
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,160	3,368		4,204	4,352
Straight-line ground rent expense, net	(173)	(42)		(165)	(88)
Depreciation and amortization	(85,137)	(81,212)		(169,359)	(164,632)
Impairment of real estate assets	(7)	(431)		(4,597)	(1,898)
General and administrative	(29,702)	(26,461)		(57,702)	(51,106)
Total other expense	(26,693)	(17,480)		(52,568)	(61,050)
Net income	$87,791	$90,428		$167,297	$142,799

x